Exhibit 10.1
BELO 2004 EXECUTIVE COMPENSATION PLAN
AWARD NOTIFICATION
Participant:
Date of Grant:
Under the terms of the Belo 2004 Executive Compensation Plan (the “Plan”), you have been granted the following awards. All awards are effective on the Date of Grant set forth above and are subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference. Your long-term incentive awards are described below.
1.	Time-Based Restricted Stock Units (RSUs)*

No. of RSUs:
Vesting:	100% on the date of the annual earnings release for the year ending December 31, [year of grant + 2]
Payment date:	Within 10 business days following the date of the annual earnings release for the year ending December 31, [year of grant +2]
Form of payment:	60% in shares of Belo Series A Common Stock;
40% in cash
Your right, if any, to payment with respect to your time-based RSUs upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Award Notification. Notwithstanding Appendix A, if you are an officer or key employee of Belo, your payment will be deferred for 6 months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.
* RSUs are referred to in the Plan as “Deferred Shares.”
2.	Change in Control
In the event of a Change in Control as defined in the Plan, all RSUs will vest immediately and be paid at the earliest practicable date that payment may be made without violating any applicable provision of Section 409A of the Internal Revenue Code.

Belo 2004 Executive Compensation Plan Award Notification
Appendix A
Termination Guidelines for Stock Options and Restricted Stock Units
The following guidelines will determine the effect of a Participant’s termination of employment on the Participant’s outstanding stock options and restricted stock units (RSUs). For purposes of these Guidelines, a year of service will be determined in the same manner as a year of service under the Belo Savings Plan as amended from time to time.

		Time-Based	Performance-Related
Termination Reason	Stock Options	RSUs	RSUs

Voluntary resignation	All options, unvested and vested, are forfeited immediately	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Discharge for cause [1]	All options, unvested and vested, are forfeited immediately	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

RSUs still subject
to performance
goals (within one
year of grant) are
	Vesting is accelerated		forfeited immediately.
Retirement [2], Death or Long-Term Disability	and options remain exercisable for original term of the option	RSUs fully vest and are paid as soon as practicable	RSUs earned after the one-year performance period become fully vested and are paid as soon as practicable.

1	Cause is determined by the Compensation Committee.

2	Retirement is defined as at least age 55 with 3 or more years of service.

Belo 2004 Executive Compensation Plan Award Notification
Appendix A
Termination Guidelines for Stock Options and Restricted Stock Units

Termination Reason: Discharge without cause	Stock Options	Time-Based RSUs	Performance-Related RSUs

Executive officers, general managers and head of operating unit	Unvested options are forfeited immediately. Vested options remain exercisable for one year from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with 10 or more years of service	Unvested options are forfeited immediately. Vested options remain exercisable for one year from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with more than 5 but less than 10 years of service	Unvested options are forfeited immediately. Vested options remain exercisable for six months from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with 5 or fewer years of service	Unvested options are forfeited immediately. Vested options remain exercisable for three months from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately